Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

JABIL CIRCUIT, INC., a Delaware corporation

as of June 18, 2015

BYLAWS OF

JABIL CIRCUIT, INC., a Delaware corporation

TABLE OF CONTENTS

ARTICLE I. CORPORATE OFFICES		1
1.1.	REGISTERED OFFICE	1
1.2.	OTHER OFFICES	1

ARTICLE II. MEETINGS OF STOCKHOLDERS		1
2.1.	ANNUAL MEETING	1
2.2.	SPECIAL MEETING	1
2.3.	NOTICE OF STOCKHOLDERS’ MEETINGS; AFFIDAVIT OF NOTICE	2
2.4.	QUORUM	2
2.5.	ADJOURNED MEETING; NOTICE	3
2.6.	VOTING	3
2.7.	VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT	4
2.8.	NO STOCKHOLDER ACTION BY WRITTEN CONSENT	5
2.9.	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING	5
2.10.	PROXIES	5
2.11.	INSPECTORS OF ELECTION	5
2.12.	ORGANIZATION	6
2.13.	CONDUCT OF MEETINGS	6
2.14.	NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS	6

ARTICLE III. DIRECTORS		8
3.1.	POWERS	8
3.2.	NUMBER OF DIRECTORS	9
3.3.	ELECTION AND TERM OF OFFICE OF DIRECTORS	9
3.4.	REMOVAL, RESIGNATION AND VACANCIES	9
3.5.	ANNUAL AND REGULAR MEETINGS; MEETINGS BY TELEPHONE	10
3.6.	SPECIAL MEETINGS; NOTICE	10
3.7.	QUORUM	11
3.8.	WAIVER OF NOTICE	11
3.9.	ADJOURNMENT	11
3.10.	NOTICE OF ADJOURNMENT	11
3.11.	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	11
3.12.	FEES AND COMPENSATION OF DIRECTORS	12
3.13.	CHAIRMAN	12
3.14.	VICE CHAIRMAN	12

ARTICLE IV. COMMITTEES		12
4.1.	COMMITTEES OF DIRECTORS	12
4.2.	MEETINGS AND ACTIONS OF COMMITTEES	13

ARTICLE V. OFFICERS		13
5.1.	OFFICERS	13
5.2.	ELECTION OF OFFICERS	13
5.3.	SUBORDINATE OFFICERS	13
5.4.	REMOVAL AND RESIGNATION OF OFFICERS	14
5.5.	VACANCIES IN OFFICES	14
5.6.	CHIEF EXECUTIVE OFFICER	14
5.7.	PRESIDENT	14
5.8.	CHIEF OPERATING OFFICER	14
5.9.	CHIEF FINANCIAL OFFICER	15
5.10.	TREASURER	15
5.11.	CONTROLLER	15
5.12.	VICE PRESIDENTS	15
5.13.	SECRETARY	15

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ARTICLE VI. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS		16
6.1.	INDEMNIFICATION OF DIRECTORS AND OFFICERS	16
6.2.	INDEMNIFICATION OF OTHERS	16
6.3.	NON-EXCLUSIVITY OF RIGHTS	16
6.4.	SURVIVAL; PRESERVATION OF OTHER RIGHTS; NATURE OF RIGHTS	16
6.5.	INSURANCE	17

ARTICLE VII. RECORDS AND REPORTS		17
7.1.	MAINTENANCE AND INSPECTION OF RECORDS	17
7.2.	INSPECTION BY DIRECTORS	18
7.3.	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	18

ARTICLE VIII. GENERAL MATTERS		18
8.1.	RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING	18
8.2.	CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS	18
8.3.	CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED	19
8.4.	STOCK CERTIFICATES; PARTLY PAID SHARES	19
8.5.	SPECIAL DESIGNATION ON CERTIFICATES	19
8.6.	LOST CERTIFICATES	20
8.7.	FISCAL YEAR	20
8.8.	CONSTRUCTION; DEFINITIONS	20
8.9.	FORUM FOR ADJUDICATION OF DISPUTES	20

ARTICLE IX. AMENDMENTS		21

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BYLAWS

OF

JABIL CIRCUIT, INC., a Delaware corporation

ARTICLE I.

CORPORATE OFFICES

1.1. REGISTERED OFFICE

The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation.

1.2. OTHER OFFICES

The corporation may maintain offices or places of business at such other locations, both within and without the state of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

2.1. ANNUAL MEETING

The annual meeting of stockholders, for the election of directors or for the transaction of such other business as properly may come before such meeting, shall be held at such place, or, within the sole discretion of the board of directors, by remote electronic communication technologies, and at such date and time as may be designated by the board of directors.

2.2. SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the chief executive officer, or by one or more stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at that meeting.

If a special meeting is requested by any person or persons other than the board of directors or the chief executive officer or the chairman of the board, then the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the chief executive officer, any vice president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The board of directors shall determine the time and place of such special meeting, which shall be held not less than 35 nor more than 120 days after the receipt of the request. Upon determination of the time and the place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.3 of these bylaws. If the notice is not given within 61 days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph of this Section 2.2 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.3. NOTICE OF STOCKHOLDERS’ MEETINGS; AFFIDAVIT OF NOTICE

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by the General Corporation Law of Delaware, the written notice of any meeting shall be given personally, by mail or by electronic transmission not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the secretary of the corporation, any assistant secretary, the transfer agent or other person responsible for giving notice. Notices are deemed given (a) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (b) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (c) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (i) such posting or (ii) the giving of the separate notice of such posting; or (d) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the giving of such notice.

2.4. QUORUM

Except as otherwise required by law, by the Certificate of Incorporation of the corporation or by these bylaws, the presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders.

Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, will neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing will not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.5. ADJOURNED MEETING; NOTICE

Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.4 of these bylaws.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than 30 days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2.3 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.6. VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.9 of these bylaws. Except as may be otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the stockholders.

If a quorum is present, on each matter other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and actually cast on such subject matter shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law or by the Certificate of Incorporation.

Each director to be elected by stockholders shall be elected by the vote of the majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast with respect to the director; provided, however, that if the board of directors determines that the election is contested then directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For the purposes of this Section 2.6, a “majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes actually cast with respect to that director’s election. Votes actually cast shall include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election.

If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her conditional resignation following certification of the stockholder vote. The nominating and corporate governance committee shall consider the resignation offer and recommend to the board of directors whether to accept it. The nominating and corporate governance committee and the board of directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The board of directors will endeavor to act on the nominating and corporate governance committee’s recommendation within 90 days following the nominating and corporate governance committee’s recommendation. Thereafter, the board of directors will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Report on Form 8-K or by a press release disseminated in the manner that company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer. However, if each member of the nominating and corporate governance committee received a majority withheld vote at the same uncontested election, then the independent directors who did not receive a majority withheld vote shall appoint a committee amongst themselves to consider the resignation offer and recommend to the board of directors whether to accept them. However, if the only directors who did not receive a majority withheld vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers. If a director’s resignation is accepted by the board of directors pursuant to this Section 2.6, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.4 of these bylaws or may decrease the size of the board of directors pursuant to the provisions of Section 3.2 of these bylaws.

2.7. VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT

The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof or provides a waiver of notice by electronic transmission. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.8. NO STOCKHOLDER ACTION BY WRITTEN CONSENT

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with these bylaws, and no action shall be taken by the stockholders by written consent.

2.9. RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for any other purpose shall be as provided in Article VIII of these bylaws.

2.10. PROXIES

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, or by the transmitting or authorizing the transmission of a telegram, cablegram, any other means of electronic transmission, or any other acceptable means under the General Corporation Law of Delaware, to the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of such writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that any such reproduction is a complete reproduction of the entire original writing or transmission. However, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy by any reasonable means by the stockholder or the stockholder’s attorney-in-fact. Every proxy is revocable at the pleasure of the stockholder signing it, except in those cases where applicable law provides that a proxy shall be irrevocable.

2.11. INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors or the chief executive officer may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may appoint an inspector or inspectors of election to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may appoint a person to fill that vacancy. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Inspectors may appoint or retain other persons to assist in the performance of their duties.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine the result; and

(f) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

2.12. ORGANIZATION

Meetings of the stockholders shall be presided over by the chairman of the board, or in the chairman of the board’s absence, the vice chairman of the board, or in the vice chairman of the board’s absence, by a person designated by the board of directors. The secretary of the corporation shall act as secretary of the meeting, but if the secretary is not present the chairman of the meeting shall appoint a secretary of the meeting.

2.13. CONDUCT OF MEETINGS

The chairman of the meeting shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems in order to the chairman of the meeting.

2.14. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

(a) To be properly brought before the annual meeting or special meeting, nominations of persons for election to the board of directors or other business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the meeting by a stockholder of record.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the Section 2.14(a) of these bylaws, (i) the subject matter thereof must be a matter which is a proper subject matter for stockholder action at such meeting; (ii) the stockholder must have been a stockholder of record of the corporation at the time the notice required by this Section 2.14 is delivered to the corporation and must be entitled to vote at the meeting; and (iii) the stockholder must have given timely written notice thereof by mail, courier or personal delivery to (A) the Nominating and Corporate Governance Committee of the board of directors, care of the corporate secretary of the corporation, for nominations, or (B) the corporate secretary of the corporation, for other business. To be considered timely, a stockholder’s notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not less than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of the corporation’s proxy statement for the annual meeting of stockholders for the current year.

A stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that is required by Item 401 of the Securities and Exchange Commission’s (“SEC”) Regulation S-K; (B) the information required by Item 403 of SEC Regulation S-K; (C) the information required by Item 404 of SEC Regulation S-K; (D) a description of all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination; (E) a description of all relationships between the proposed nominee and any of the corporation’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the corporation known to the recommending stockholder or nominee in the corporation’s filings with the SEC; (F) a statement by the stockholder supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Nominating and Corporate Governance Committee of the board of directors for nominees or directors from time to time, including those that may be set forth in the corporation’s Corporate Governance Guidelines, and a brief description of the contributions that the nominee would be expected to make to the board of directors and to the governance of the corporation; (G) a statement whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the corporation; and (H) such nominee’s written consent to being interviewed by the Nominating and Corporate Governance Committee of the board of directors (including the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of the corporation; (ii) as to any other business the stockholder proposes to bring before the annual meeting, (A) a brief description of such business and the reasons for conducting such business at the annual meeting and (B) any material interest in such business of the stockholder and any beneficial owner on whose behalf the proposal or nomination is made; and (iii) as to the stockholder giving the notice (or, if submitted by a group of two or more stockholders, as to each stockholder in the group), (A) the name and address, including telephone number, of such stockholder; (B) the number of shares of the corporation that are beneficially owned and held of record by such stockholder and the time period for which such shares have been held; (C) if the stockholder is not a stockholder of record, a statement from the record holder of the shares verifying the holdings of the stockholder and a statement from the stockholder of the length of time that the shares have been held (alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4, or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and (D) a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the corporation’s next annual meeting of stockholders.

(c) Notwithstanding anything in Section 2.14(b) of these bylaws to the contrary, in the event that the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.14(c) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(d) Notwithstanding the foregoing provisions of this Section 2.14, a stockholder who seeks to have any proposal included in the corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Securities Exchange Act of 1934. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

Only persons nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such business shall not be transacted at such meeting and such nomination shall be disregarded.

ARTICLE III.

DIRECTORS

3.1. POWERS

Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2. NUMBER OF DIRECTORS

The number of directors shall be fixed from time to time by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3. ELECTION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders following his or her election and until a successor has been elected and qualified, or until his or her earlier death, resignation or removal.

3.4. REMOVAL, RESIGNATION AND VACANCIES

Any director may resign at any time by giving written notice to the chairman of the board, the chief executive officer, the president, the secretary or the board of directors. Such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt by the chairman of the board, the president, the secretary or the board of directors. The acceptance of a resignation shall not be necessary to make it effective.

Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

Unless otherwise provided in the Certificate of Incorporation or these bylaws:

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application or any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 217 of the General Corporation Law of Delaware as far as applicable.

3.5. ANNUAL AND REGULAR MEETINGS; MEETINGS BY TELEPHONE

The annual meeting of the board of directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders. Annual and regular meetings may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, annual and regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

3.6. SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, any vice president, the secretary or any two directors.

Notice of regular meetings need not be given, provided, however, that if the board of directors shall fix or change the time or place of any regular meeting, notice of such action shall be given as set forth herein. Notice of the time and place of special meetings and any required notice of regular meetings shall be delivered personally, sent by first-class mail or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director, addressed to him or her at his or her address as it is shown on the records of the corporation.

If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram, electronic mail or other electronic means, it shall be delivered personally or by telephone, to the telegraph company or by other electronic means at least 24 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.7. QUORUM

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.9 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Certificate of Incorporation and applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8. WAIVER OF NOTICE

Notice of a meeting need not be given to any director (a) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (b) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consent, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

3.9. ADJOURNMENT

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.10. NOTICE OF ADJOURNMENT

Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 24 hours. If the meeting is adjourned for more than 24 hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.6 of these bylaws, to the directors who were not present at the time of the adjournment.

3.11. BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing or by electronic transmission to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof, including any consents by electronic transmission, shall be filed with the minutes of the proceedings of the board.

3.12. FEES AND COMPENSATION OF DIRECTORS

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.12 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.13. CHAIRMAN

At all meetings of the board of directors, the Chairman of the board of directors shall, when present, preside as Chairman at all meetings of the stockholders and board of directors. The Chairman may call meetings of the stockholders and board of directors and of the committees of the board of directors whenever he shall deem it necessary. The Chairman shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors.

3.14. VICE CHAIRMAN

In the absence of, or in the case of a vacancy in the office of, the Chairman of the board of directors, the Vice Chairman of the board of directors shall preside as chairman at meetings of the stockholders and board of directors or, if both the Chairman of the board of directors and Vice Chairman of the board of directors are absent, a chairman selected by the remaining directors shall preside over such meetings. The Vice Chairman shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors.

ARTICLE IV.

COMMITTEES

4.1. COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee consisting of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by this chapter to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the corporation.

4.2. MEETINGS AND ACTIONS OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, including Section 3.5 (annual and regular meetings; meetings by telephone), Section 3.6 (special meetings and notice), Section 3.7 (quorum), Section 3.8 (waiver of notice), Section 3.9 (adjournment), Section 3.10 (notice of adjournment), and Section 3.11 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V.

OFFICERS

5.1. OFFICERS

The officers of the corporation shall be a chief executive officer, a president, a secretary, a treasurer, a chief financial officer, a chief operating officer, and a controller. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2. ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

5.3. SUBORDINATE OFFICERS

The board of directors may appoint, or may empower the chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4. REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5. VACANCIES IN OFFICES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

5.6. CHIEF EXECUTIVE OFFICER

The chief executive officer shall, subject to the control of the board of directors, have general supervision, direction, and control of the affairs and business of the corporation and general supervision of its officers, officials, employees and agents. The chief executive officer shall preside at all meetings of the stockholders. The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect, and in addition shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors or these bylaws.

5.7. PRESIDENT

Unless the board of directors specifies another officer, the president shall be the chief executive officer of the corporation. If another officer is specified, the president shall have such powers and perform such duties as are prescribed by the chief executive officer or the board of directors, and in the absence or disability of the chief executive officer the president shall have the powers and perform the duties of the chief executive officer except to the extent the board of directors shall have otherwise provided. In addition, the president shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors, the chief executive officer or these bylaws.

5.8. CHIEF OPERATING OFFICER

The chief operating officer shall assist the chief executive officer and the president in the active management of and supervision and direction over the business and affairs of the corporation, subject, however, to the direction of the chief executive officer and the president and the control of the board of directors. In the absence or disability of the chief executive officer and the president, the chief operating officer will assume the powers and responsibilities of the chief executive officer. The chief operating officer shall also have such other powers and perform such other duties as from time to time may be prescribed by the board of directors, the chief executive officer, the president or these bylaws.

5.9. CHIEF FINANCIAL OFFICER

The chief financial officer shall have responsibility for the administration of the financial affairs of the corporation and shall exercise supervisory responsibility for the performance of the duties of the treasurer and the controller. The chief financial officer shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors or these bylaws.

5.10. TREASURER

The treasurer shall oversee the custody of the corporate funds and securities and shall perform all such other duties as are incident to the office of treasurer. The treasurer may be required to give the corporation a bond for the faithful performance of his or her duties, and shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors, the chief financial officer or these bylaws.

5.11. CONTROLLER

The controller shall have supervision and charge of the accounts of the corporation. He or she shall be responsible for the maintenance of adequate accounting records and shall perform such other duties as shall be assigned to him or her by the board of directors or the chief financial officer.

5.12. VICE PRESIDENTS

In the absence or disability of the chief executive officer, the president and the chief operating officer, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer or the president.

5.13. SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, and shall keep or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall also give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors or by these bylaws.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,

AND OTHER AGENTS

6.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2. INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3. NON-EXCLUSIVITY OF RIGHTS

The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereunder acquire under any statute, certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.4. SURVIVAL; PRESERVATION OF OTHER RIGHTS; NATURE OF RIGHTS

The rights conferred upon persons claiming indemnity in this Article VI shall be contract rights and such rights shall continue as to a claimant who has ceased to be a director or officer and shall inure to the benefit of the claimant’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of a claimant or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

6.5. INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

ARTICLE VII.

RECORDS AND REPORTS

7.1.	MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to beheld, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.2. INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3. REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII.

GENERAL MATTERS

8.1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the 60th day before the date of that action, whichever is later.

8.2. CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4. STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a corporation may be represented by certificates or the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the chief financial officer, the treasurer, the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.5. SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stocks provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.6. LOST CERTIFICATES

Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.7. FISCAL YEAR

The fiscal year of the corporation shall end on August 31 or such other date as shall be fixed by resolution of the board of directors from time to time.

8.8. CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term person includes both a corporation and a natural person.

8.9. FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.9.

ARTICLE IX.

AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.